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                                                                    EXHIBIT 11.1


                       MAUNA LOA MACADAMIA PARTNERS, L.P.
                   COMPUTATION OF NET INCOME PER CLASS A UNIT
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)



                                  1995       1994       1993
                                 ------     ------     ------
Net income                       $1,192        486      1,512

Class A Unitholders'
 percentage of ownership          x 99%      x 99%      x 99%
                                 ------     ------     ------
Net income allocable
 to Class A Unitholders          $1,180        481      1,497
                                 ======     ======     ======



Class A Units outstanding         7,500      7,500      7,500
                                 ======     ======     ======



Net income per Class A Unit       $0.16       0.06       0.20
                                 ======     ======     ======







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